Exhibit 10.2

Amendment No. 1 to Promissory Note

This Amendment No. 1 to Promissory Note (this “Amendment”), dated as of June 3, 2025, is by and between GSR IV Acquisition Corp., a Cayman Islands exempted company and blank check company (the “Maker”), and GSR IV Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”) All capitalized terms that are not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Original Note.

WHEREAS, Maker and Payee (the “Parties”) entered into that certain Promissory Note, dated as of June 6, 2024, in the original principal amount of $300,000.00 (the “Original Note”).

WHEREAS, the Parties acknowledge and agree that, as of the date hereof, there is no outstanding principal amount under the Original Note (the “Outstanding Principal Amount”).

WHEREAS, the Parties desire to amend the Original Note to extend the Maturity Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby amend the Original Note as follows:

1.	Amendment of Maturity Date. Effective as of the date hereof, Section 1 of the Original Note is deleted in its entirety and replaced with the following:

1. Principal. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) June 6, 2026 or (ii) the date on which Maker consummates an initial public offering of its securities (such earlier date of (i) and (ii), the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.	Miscellaneous.

2.1 Except as amended hereby, the Original Note shall remain in full force and effect.

2.2 Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The invalidity, illegality or enforceability of any of the provisions of this Amendment shall not effect or impair the validity, legality or enforceability of any other provision. This Amendment shall be deemed to be made in, and shall be governed by the laws of, the State of New York.

Acknowledgement

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

MAKER

GSR IV Acquisition Corp.

By:	/s/ Gus Garcia
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

PAYEE

GSR IV Sponsor LLC

By:	/s/ Gus Garcia
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

[Signature Page to Promissory Note Amendment]